RIGHTS AGREEMENT


                                  dated as of

                               November 6, 1996


                                    between


                                  ADT LIMITED


                                      and


                                CITIBANK, N.A.

                                as Rights Agent







                           TABLE OF CONTENTS(1)


                                                                     Page
                                                                     ----

Section  1.    Definitions                                           1

Section  2.    Appointment of Rights Agent                           6

Section  3.    Issue of Right Certificates                           6

Section  4.    Form of Right Certificates                            7

Section  5.    Countersignature and Registration                     8

Section  6.    Transfer and Exchange of Right Certificates;
                 Mutilated, Destroyed,
                 Lost or Stolen Right Certificates                   8

Section  7.    Exercise of Rights; Purchase Price;
                 Expiration Date of Rights                           9

Section  8.    Cancellation and Destruction of Right
                 Certificates                                        10

Section  9.    Reservation and Availability of Shares                11

Section 10.    Series A First Preference Shares Record Date          13

Section 11.    Adjustment of Purchase Price,
                 Number and Kind of Shares or Number
                 of Rights                                           13

Section 12.    Certificate of Adjusted Purchase
                 Price or Number of Shares                           21

Section 13.    Consolidation, Amalgamation or Sale or
                 Transfer of Assets or Earning Power                 22

(1)     The Table of Contents is not a part of this Agreement.

Section 14.    Prohibition on issue of Fractional Rights
                 and Fractional Shares                               24

Section 15.    Rights of Action                                      25

Section 16.    Agreement of Right Holders                            26

Section 17.    Right Certificate Holder Not Deemed
               a Shareholder                                         27

Section 18.    Concerning the Rights Agent                           27

Section 19.    Merger or Consolidation or Change of
               Name of Rights Agent                                  27

Section 20.    Duties of Rights Agent                                28

Section 21.    Change of Rights Agent                                30

Section 22.    Issuance of New Right Certificates                    31

Section 23.    Redemption                                            31

Section 24.    Notice of Proposed Actions                            32

Section 25.    Notices                                               33

Section 26.    Supplements, Deletions and Amendments                 34

Section 27.    Successors                                            34

Section 28.    Determinations and Actions
               by the Board of Directors, etc.                       34

Section 29.    Benefits of this Agreement                            35

Section 30.    Severability                                          35

Section 31.    Governing Law                                         35

Section 32.    Counterparts                                          36

Section 33.    Descriptive Headings                                  36




Exhibit A  -   Extract from Minutes of Meeting of Board of Directors of ADT
               Limited creating the Series A First Preference Shares

Exhibit B  -   Form of Right Certificate








                               RIGHTS AGREEMENT






               AGREEMENT dated as of November 6, 1996, between ADT Limited, a Bermuda company limited by shares (the "Company"), and Citibank, N.A., New York branch, a national banking association organized under the laws of the United States of America acting solely through its branch located at 111 Wall Street, New York, NY 10043 (the "Rights Agent").

                              W I T N E S S E T H

               WHEREAS, on November 4, 1996 the Board of Directors of the Company authorized and declared a distribution of one Right (as hereinafter defined) for each Common Share (as hereinafter defined) in issue at the close of business on November 15, 1996 (the "Record Date") and has authorized and declared the issuance, upon the terms and subject to the conditions hereinafter set forth, of one Right in respect of each Common Share issued after the Record Date, each Right representing the right to subscribe for, upon the terms and subject to the conditions hereinafter set forth, one-hundredth of a Series A First Preference Share (as hereinafter defined).

               NOW, THEREFORE, the parties hereto agree as follows:

               Section 1. Definitions. The following terms, as used herein, have the following meanings:

               "Acquiring Person" means any Person who, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the Common Shares then issued and outstanding, provided that Acquiring Person shall not include the Company, any of its Subsidiaries, any employee benefit plan of the Company or any of its Subsidiaries or any Person organized, appointed or established by the Company or any of its Subsidiaries for or pursuant to the terms of any such plan; provided further that the term "Acquiring Person" shall not include any Grandfathered Person, unless such Grandfathered Person after the Grandfathered Time becomes the Beneficial Owner of more than the Grandfathered Percentage of the Common Shares then issued and outstanding. Any Grandfathered Person who after the Grandfathered Time becomes the Beneficial Owner of less than 15% of the Common Shares then issued and outstanding shall cease to be a Grandfathered Person.

               In addition, notwithstanding the foregoing, a Person shall not be an "Acquiring Person" if a majority of the Continuing Directors determine that a person who would otherwise be an "Acquiring Person", as defined pursuant to the foregoing provisions of this Section 1, has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person shall no longer be an "Acquiring Person".

               "Affiliate" and "Associate" have the respective meanings ascribed to such terms in Rule 12b-2 under the Exchange Act as in effect on the date hereof.

               A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own", any securities:

                     (a) which such Person or any of its Affiliates or Associates, directly or indirectly, beneficially owns (as determined pursuant to Rule 13d-3 under the Exchange Act as in effect on the date hereof);


                     (b) which such Person or any of its Affiliates or Associates, directly or indirectly, has


                           (i) the right to acquire (whether such right is exercisable immediately or only upon the occurrence of certain events or the passage of time or both) pursuant to any agreement, arrangement or understanding (whether or not in writing) or otherwise (other than pursuant to the Rights); provided that a Person shall not be deemed the "Beneficial Owner" of or to "beneficially own" securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of its Affiliates or Associates until such tendered securities are accepted for payment or exchange; or


                           (ii) the right to vote (whether such right is exercisable immediately or only upon the occurrence of certain events or the passage of time or both) pursuant to any agreement, arrangement or understanding (whether or not in writing) or otherwise; provided that a Person shall not be deemed the "Beneficial Owner" of or to "beneficially own" any security under this clause (ii) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding (A) arises solely from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act and (B) is not also then reportable by such Person on
                     Schedule 13D under the Exchange Act (or any comparable or successor report); or


                     (c) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person or any of its Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in subparagraph (b)(ii) immediately above) or disposing of any such securities.


               "Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York or the Islands of Bermuda are authorized or obligated by law or executive order to close.

               "Close of business" on any given date means 5:00 P.M., New York City time, on such date; provided that if such date is not a Business Day "close of business" means 5:00 P.M., New York City time, on the next succeeding Business Day.

               "Common Shares" means the Common Shares of nominal value $0.10 each of the Company, except that, when used with reference to any Person other than the Company, "Common Shares" means the capital stock of such Person with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management, of such Person.

               "Continuing Director" means any member of the Board of Directors of the Company, while such Person is a member of the Board, who is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person or a representative or nominee of an Acquiring Person or of any such Affiliate or Associate and either (a) was a member of the Board immediately prior to the time any Person becomes an Acquiring Person or (b) subsequently becomes a member of the Board, if such Person's nomination for election or election to the Board is recommended or approved by a majority of the Continuing Directors.

               "Distribution Date" means the earlier of (a) the close of business on the tenth day (or such later day as may be designated by action of a majority of the Continuing Directors) after the Share Acquisition Date and (b) the close of business on the tenth Business Day (or such later day as may be designated by action of a majority of the Continuing Directors) after the date of the commencement of a tender or exchange offer by any Person if, upon consummation thereof, such Person would be an Acquiring Person.

               "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

               "Expiration Date" means the earlier of (a) the Final Expiration Date and (b) the time at which all Rights are redeemed as provided in
         Section 23.

               "Final Expiration Date" means the close of business on November 14, 2005.

               "Grandfathered Percentage" means, with respect to any Grandfathered Person, the percentage of the Common Shares then in issue that such Grandfathered Person, together with all Affiliates and Associates of such Grandfathered Person, beneficially owns as of the Grandfathered Time; provided that, in the event that the percentage of Common Shares then in issue that a Grandfathered Person beneficially owns shall decrease (whether due to the sale, transfer or other disposition of Common Shares by the Grandfathered Person or due to the dilution of the Grandfathered Person's interest in Common Shares as a result of the issuance of additional Common Shares) after the Grandfathered Time, the Grandfathered Percentage, with respect to such Grandfathered Person, shall mean, subsequent to such sale, transfer, disposition or dilution, the percentage of Common Shares then in issue that such Grandfathered Person, together with all Affiliates and Associates of such Grandfathered Person, beneficially owns immediately following such sale, transfer, disposition or dilution.

               "Grandfathered Person" means any Person who, together with all Affiliates and Associates of such Person is, as of the Grandfathered Time, the Beneficial Owner of 15% or more of the Common Shares then in issue.

               "Grandfathered Time" means 5:00 p.m., New York City time, on November 4, 1996.

               "Person" means an individual, firm, corporation, partnership, association, trust or any other entity or organization.

               "Purchase Price" means the price (subject to adjustment as provided herein) at which a holder of a Right may subscribe for one-hundredth of a Series A First Preference Share (subject to adjustment as provided herein) upon exercise of a Right, which price shall initially be $90.

               "Right" means a right to subscribe, upon the terms and subject to the conditions hereinafter set forth, for one-hundredth of a Series A First Preference Share (subject to adjustment as provided herein) and "Rights" shall be construed accordingly.

               "Series A First Preference Shares" means the Series A First Preference Shares of nominal value $1.00 each of the Company, comprising a series of the Convertible Cumulative Redeemable Preference Shares of nominal value $1.00 each of the Company, having the terms set forth in the extract from the minutes of a meeting of the Board of Directors of the Company held on November 4, 1996 attached as an appendix to the Bye-laws of the Company and also attached hereto as Exhibit A.

               "Section 11(a)(ii) Event" means any event described in the first clause of Section 11(a)(ii).

               "Section 13 Event" means any event described in clauses (x),
         (y) or (z) of Section 13(a).

               "Securities Act" means the United States Securities Act of 1933, as amended.

               "Share Acquisition Date" means the date of the first public announcement (including the filing of a report on Schedule 13D under the Exchange Act (or any comparable or successor report)) by the Company or an Acquiring Person indicating that an Acquiring Person has become such.

               "Subsidiary" shall have the same meaning as defined for the purposes of the Bye-laws of the Company.

               "Trading Day" means a day on which the principal national securities exchange on which the Common Shares are listed or admitted to trading is open for the transaction of business or, if the Common Shares are not listed or admitted to trading on any national securities exchange, a Business Day.

               "Triggering Event" means any Section 11(a)(ii) Event or any
         Section 13 Event.

               "$" means United States dollars.

               "United States" means the United States of America.

               Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as rights agent in respect of the Rights in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable. If the Company appoints one or more Co-Rights Agents, the respective duties of the Rights Agent and any Co-Rights Agents shall be as the Company shall determine.

               Section 3. Issue of Right Certificates. (a) Prior to the Distribution Date, (i) the Rights will be evidenced by the certificates for the Common Shares and not by separate Right Certificates (as hereinafter defined) and the registered holders of the Common Shares shall be deemed to be the registered holders of the associated Rights, and (ii) the Rights will be transferable only in connection with the transfer of the underlying Common Shares.

               (b) As soon as practicable after the Company has notified the Rights Agent in writing of the occurrence of the Distribution Date, the Company will prepare, sign and deliver to the Rights Agent, and the Rights Agent will send, by first-class, postage prepaid mail, to each record holder of the Common Shares as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more Right Certificates evidencing one Right (subject to adjustment as provided herein) for each Common Share so held. If an adjustment in the number of Rights per Common Share has been made pursuant to Section 11(p), the Company shall, at the time of distribution of the Right Certificates, make the necessary and appropriate rounding adjustments (in accordance with Section 14(a)) so that Right Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. From and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

               (c) Rights shall be issued in respect of all Common Shares in issue as of the Record Date or issued after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date. In addition, in connection with the issuance of Common Shares following the Distribution Date and prior to the Expiration Date, the Company (i) shall, with respect to Common Shares so issued (x) pursuant to the exercise of any share options or under any employee plan or arrangement or (y) upon the exercise, conversion or exchange of other securities issued by the Company prior to the Distribution Date and (ii) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue Right Certificates representing the appropriate number of Rights in connection with such issue; provided that no such Right Certificate shall be issued if, and to the extent that, (i) the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Right Certificate would be issued or (ii) appropriate adjustment shall otherwise have been made in lieu of the issue thereof.

               (d) Certificates for the Common Shares issued after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

         This certificate also evidences certain Rights as set forth in a Rights Agreement between ADT Limited and Citibank, N.A. dated as of November 6, 1996 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the registered office of the Company. The Company will mail to the holder of this certificate a copy of the Rights Agreement without charge promptly after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be evidenced by separate certificates and no longer be evidenced by this certificate, may be redeemed or may expire. As set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may be null and void. Rights shall not be exerciseable for securities in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained, such exercise therefor shall not be permitted under applicable law or a registration statement in respect of such securities shall not have been declared effective.

               Section 4. Form of Right Certificates. (a) The certificates evidencing the Rights (and the forms of assignment, forms of election and certificates to be printed on the reverse thereof) (the "Right Certificates") shall be substantially in the form of Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law, rule or regulation or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. The Right Certificates, whenever distributed, shall be dated as of the Record Date.

               (b) Any Right Certificate representing Rights beneficially owned by any Person referred to in clauses (i), (ii) or (iii) of the first sentence of Section 7(d) shall (to the extent feasible) contain the following legend:

         The Rights represented by this Right Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). This Right Certificate and the Rights represented hereby may be or may become null and void in the circumstances specified in Section 7(d) of such Agreement.


               Section 5. Countersignature and Registration. (a) The Right Certificates shall be executed on behalf of the Company in any manner permitted by the Bye-laws of the Company. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company whose manual or facsimile signature is affixed to the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates may, nevertheless, be countersigned by the Rights Agent and issued and delivered with the same force and effect as though the Person who signed such Right Certificates had not ceased to be such officer of the Company. Any Right Certificate may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such Person was not such an officer.

               (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office or offices designated as the place for surrender of Right Certificates upon exercise, transfer or exchange, books for registration and transfer of the Right Certificates. Such books shall show with respect to each Right Certificate the name and address of the registered holder thereof, the number of Rights indicated on the certificate and the certificate number.

               Section 6. Transfer and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates. (a) At any time after the Distribution Date and prior to the Expiration Date, any Right Certificate or Certificates may, upon the terms and subject to the conditions set forth below in this Section 6(a), be transferred or exchanged for another Right Certificate or Certificates evidencing a like number of Rights as the Right Certificate or Certificates surrendered. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Certificates shall make such request in writing delivered to the Rights Agent and shall surrender such Right Certificate or Certificates (with, in the case of a transfer, the form of assignment and certificate on the reverse side thereof duly executed) to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate or Certificates until the registered holder of the Rights has complied with the requirements of
Section 7(e). Upon satisfaction of the foregoing requirements, the Rights Agent shall, subject to Sections 4(b), 7(d), 14 and 24, countersign and deliver to the Person entitled thereto a Right Certificate or Certificates as so requested. The Company may require payment of a sum sufficient to cover any transfer tax or other governmental charge that may be imposed in connection with any transfer or exchange of any Right Certificate or Certificates.

               (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will issue and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

               Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights. (a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein, including Sections 7(d) and (e), 9(c), 11(a)) in whole or in part at any time after the Distribution Date and prior to the Expiration Date upon surrender of the Right Certificate, with the form of election and the certificate on the reverse side thereof duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment (in lawful money of the United States by certified check or bank draft payable to the order of the Company) of the aggregate Purchase Price with respect to the Rights then to be exercised and an amount equal to any applicable transfer tax or other governmental charge.

               (b) Upon satisfaction of the requirements of Section 7(a) and subject to Section 20(k), the Rights Agent shall thereupon promptly (i)(A) requisition from the registrar of the Company or any transfer agent of the Series A First Preference Shares (or make available, if the Rights Agent is the registrar of the Company or the transfer agent therefor) certificates for the total number of Series A First Preference Shares to be subscribed (and the Company hereby irrevocably authorizes the Rights Agent to instruct the Company's registrar or its transfer agent to comply with all such requests) or
(B) if the Company shall have elected to deposit the Series A First Preference Shares issuable upon exercise of the Rights with a depositary agent, requisition from the depositary agent depositary receipts representing such number of Series A First Preference Shares as are to be subscribed (in which case certificates for the Series A First Preference Shares represented by such receipts shall be deposited by the registrar of the Company or transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with such request, (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of issuance of fractional shares in accordance with Section 14 and (iii) after receipt of such certificates or depositary receipts and cash, if any, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate (with such certificates or receipts registered in such name or names as may be designated by such holder). If the Company is obligated to deliver Common Shares, other securities or assets pursuant to this Agreement, the Company will make all arrangements necessary so that such other securities and assets are available for delivery by the Rights Agent, if and when appropriate.

               (c) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing the number of Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Section 14.

               (d) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Section 11(a)(ii) Event, any Rights beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or any such Associate or Affiliate) to holders of equity interests in such Acquiring Person (or in any such Associate or Affiliate) or to any Person with whom the Acquiring Person (or any such Associate or Affiliate) has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which a majority of the Continuing Directors has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this
Section 7(d) shall become null and void without any further action, and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to insure that the provisions of this
Section 7(d) and Section 4(b) are complied with, but shall have no liability to any holder of Right Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates and Associates or any transferee of any of them hereunder.

               (e) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of Rights upon the occurrence of any purported transfer pursuant to Section 6 or exercise pursuant to this Section 7 unless such registered holder (i) shall have completed and signed the certificate contained in the form of assignment or form or election, as the case may be, set forth on the reverse side of the Right Certificate surrendered for such transfer or exercise, as the case may be, (ii) shall not have indicated an affirmative response to clause 1 or 2 thereof and (iii) shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

               Section 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for exercise or transfer shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by this Agreement. The Company shall deliver to the Rights Agent for cancellation, and the Rights Agent shall cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

               Section 9. Reservation and Availability of Shares. (a) The Company covenants and agrees that it will cause to be reserved and kept available a number of Series A First Preference Shares which are authorized but not issued or otherwise reserved for issuance sufficient to permit the exercise in full of all outstanding Rights as provided in this Agreement.

               (b) So long as any Series A First Preference Shares issuable upon the exercise of Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all securities reserved for such issue to be listed on any such exchange upon official notice of issuance upon such exercise.

               (c) The Company shall use its best efforts (i) to file, as soon as practicable following the earliest date after the occurrence of a
Section 11(a)(ii) Event as of which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with
Section 11(a)(iii), or as soon as is required by law following the Distribution Date, as the case may be, a registration statement under the Securities Act with respect to the securities issuable upon exercise of the Rights, (ii) to cause such registration statement to become effective as soon as practicable after such filing and (iii) to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities and (B) the Expiration Date. The Company will also take such action as may be appropriate under, or to ensure compliance with, the laws of Bermuda, the federal securities laws of the United States and blue sky laws of the various states of the United States in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed 90 days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect.

               (d) Notwithstanding any such provision of this Agreement to the contrary, the Rights shall not be exercisable for securities in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained, such exercise therefor shall not be permitted under applicable law or a registration statement in respect of such securities shall not have been declared effective. In particular, the Rights do not constitute an offer to, and may not be exercised by, any Person in the United Kingdom (a "UK Person") unless and until, or to the extent that, a majority of the Continuing Directors determine that any securities which would be acquired on the exercise of any Rights by a UK Person (or by UK Persons generally) may lawfully be offered to that UK Person (or to UK Persons generally). The Company shall use its reasonable endeavours to prepare and publish, as soon as practicable after the Distribution Date (if and to the extent that such steps have not previously been taken), a prospectus or other appropriate documents and/or take such other steps as a majority of the Continuing Directors deem expedient under applicable laws in the United Kingdom in order to extend the offer of such securities to UK Persons generally.

         If and to the extent that a majority of the Continuing Directors determine that compliance with the laws of the United Kingdom or any other territory would be impracticable or unduly onerous in order for the securities which would be acquired on the exercise of any Rights lawfully to be offered within that territory, a majority of the Continuing Directors may arrange for the securities which would otherwise be issued on the exercise of Rights by Persons in the relevant territory or territories ("Excluded Persons") to be allotted or issued to some other person nominated by a majority of the Continuing Directors for the purpose on terms that:

         (x) such securities shall be sold in the market or otherwise for the benefit of the Excluded Persons, if they can be sold at a price in excess of the total Purchase Price referable to such securities and the expenses of sale; and

         (y) the proceeds of sale, after deducting a sum equal to the total Purchase Price and expenses of sale, will be distributed to the Excluded Persons in the proportions to which, but for the provisions of this paragraph, they would otherwise have been entitled to exercise Rights, provided that no distribution need be made to any Excluded Person of a sum of less than $5 (any such sums being payable to the Company for its own benefit).

               (e) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Series A First Preference Shares issuable upon exercise of Rights shall, at the time of allotment of such securities (subject to payment of the Purchase Price), be duly and validly authorized and issued fully paid or credited as fully paid and shall rank pari passu in all respects with all other Series A First Preference Shares in issue at that time provided that the Company shall not be obligated to issue a Series A First Preference Share pursuant to any obligation contained or referred to in this Agreement if such issue would require the Company to issue that Series A First Preference Share for a Purchase Price less than the nominal value of such Series A First Preference Share on the date of issue thereof.

               (f) The Company further covenants and agrees that it will pay when due and payable any and all Bermuda, United States federal and state transfer taxes and other governmental charges which may be payable in respect of the issuance or delivery of the Right Certificates and of any certificates for Series A First Preference Shares upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax or other governmental charge which may be payable in respect of any transfer involved in the issuance or delivery of any Right Certificates or of any certificates for Series A First Preference Shares to a Person other than the registered holder of the applicable Right Certificate, and prior to any such transfer, issuance or delivery any such tax or other governmental charge shall have been paid by the holder of such Right Certificate or it shall have been established to the Company's satisfaction that no such tax or other governmental charge is due.

               Section 10.  Series A First Preference Shares Record Date.
Each Person (other than the Company) in whose name any certificate for Series A First Preference Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such Series A First Preference Shares represented thereby on the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any transfer taxes or other governmental charges) was made; provided that if the date of such surrender and payment is a date upon which the transfer books of the Company relating to the Series A First Preference Shares are closed, such Person shall be deemed to have become the record holder of such shares on the next succeeding Business Day on which the applicable transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a shareholder of the Company with respect to shares for which the Rights shall be exercisable, including the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company except as provided herein.

               Section 11. Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights. (a)(i) If the Company shall at any time after the date of this Agreement (A) pay a dividend on the Series A First Preference Shares payable in Series A First Preference Shares, (B) subdivide the Series A First Preference Shares into a greater number of shares, (C) consolidate the outstanding Series A First Preference Shares into a smaller number of shares or (D) issue any shares of its capital stock in a reclassification of the Series A First Preference Shares (including any such reclassification in connection with a consolidation or amalgamation involving the Company), the Purchase Price in effect immediately prior to the record date for such dividend or of the effective date of such subdivision, consolidation or reclassification, and the number and kind of Series A First Preference Shares or other capital stock issuable on such date shall be proportionately adjusted so that each holder of a Right shall (except as otherwise provided herein, including Section 7(d)) thereafter be entitled to receive, upon exercise thereof at the Purchase Price in effect immediately prior to such date, the aggregate number and kind of Series A First Preference Shares or other capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date and at a time when the applicable transfer books of the Company were open, such holder would have been entitled to receive upon such exercise and by virtue of such dividend, subdivision, consolidation or reclassification. If an event occurs which requires an adjustment under both this Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

             (ii) If any Person, alone or together with its Affiliates and Associates, shall, at any time after the date of this Agreement, become an Acquiring Person, then proper provision shall promptly be made so that each holder of a Right shall (except as otherwise provided herein, including
Section 7(d)) thereafter be entitled to receive, upon exercise thereof at the Purchase Price in effect immediately prior to the first occurrence of a
Section 11(a)(ii) Event, in lieu of Series A First Preference Shares, such number of duly authorized, validly issued and fully paid Common Shares of the Company (such shares being referred to herein as the "Adjustment Shares") as shall be equal to the result obtained by dividing

               (x) the product obtained by multiplying the Purchase Price in effect immediately prior to the first occurrence of a Section 11(a)(ii) Event by the number of one-hundredths of a Series A First Preference Share for which a Right was exercisable immediately prior to such first occurrence (such product being thereafter referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by

               (y) 50% of the current market price (determined pursuant to Section 11(d)(i)) per Common Share on the date of such first occurrence;

provided that if the transaction that would otherwise give rise to the foregoing adjustment is also subject to the provisions of Section 13, then only the provisions of Section 13 shall apply and no adjustment shall be made pursuant to this Section 11(a)(ii); and

provided further that the Company shall not be obligated to issue a Common Share pursuant to this Section 11(a)(ii) if such issue would require the Company to issue that Common Share for a Purchase Price less than the nominal value of such Common Share on the date of issue thereof and in such event a Person electing to receive such Common Share pursuant to this Section 11(a)(ii) shall be deemed to have elected to receive Series A First Preference Shares.

             (iii) If the number of Common Shares which are authorized by the Company's Memorandum of Association but not outstanding or reserved for issuance other than upon exercise of the Rights is not sufficient to permit the exercise in full of the Rights in accordance with Section 11(a)(ii), the Company shall, with respect to each Right, make adequate provision to substitute for the Adjustment Shares, upon payment of the Purchase Price then in effect, (A) (to the extent available) Common Shares and then, (B) (to the extent available) other equity securities of the Company which a majority of the Continuing Directors has determined to be essentially equivalent to Common Shares in respect to dividend, capital and voting rights (such securities being referred to herein as "common share equivalents") and then, if necessary, (C) other equity or debt securities of the Company, cash or other assets, a reduction in the Purchase Price or any combination of the foregoing, having an aggregate value (as determined by a majority of the Continuing Directors based upon the advice of an internationally recognized investment banking firm selected by a majority of the Continuing Directors) equal to the value of the Adjustment Shares; provided that (x) the Company may, and (y) if the Company shall not have made adequate provision as required above to deliver value within 30 days following the later of the first occurrence of a
Section 11(a)(ii) Event and the first date that the right to redeem the Rights pursuant to Section 23 shall expire, then the Company shall be obligated to, deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, (1) (to the extent available) Common Shares and then (2) (to the extent available) common share equivalents and then, if necessary, (3) other equity or debt securities of the Company, cash or other assets or any combination of the foregoing, having an aggregate value (as determined by a majority of the Continuing Directors based upon the advice of an internationally recognized investment banking firm selected by a majority of the Continuing Directors) equal to the excess of the value of the Adjustment Shares over the Purchase Price. If a majority of the Continuing Directors of the Company shall determine in good faith that it is likely that sufficient additional Common Shares could be authorized for issuance upon exercise in full of the Rights, the 30 day period set forth above (such period, as it may be extended, being referred to herein as the "Substitution Period") may be extended to the extent necessary, but not more than 90 days following the first occurrence of a Section 11(a)(ii) Event, in order that the Company may seek shareholder approval for the authorization of such additional shares. To the extent that the Company determines that some action is to be taken pursuant to the first and/or second sentence of this Section 11(a)(iii), the Company (X) shall provide, subject to Section 7(d), that such action shall apply uniformly to all outstanding Rights and (Y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form and value of any consideration to be delivered as referred to in such first and/or second sentence. If any such suspension occurs, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this
Section 11(a)(iii), the value of the Common Shares shall be the current market price per Common Share (as determined pursuant to Section 11(d)) on the later of the date of the first occurrence of a Section 11(a)(ii) Event and the first date that the right to redeem the Rights pursuant to Section 23 shall expire; any common share equivalent shall be deemed to have the same value as the Common Shares on such date; and the value of other securities or assets shall be determined pursuant to Section 11(d)(iii).

               (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Series A First Preference Shares entitling them to subscribe for (for a period expiring within 45 calendar days after such record date) Series A First Preference Shares (or securities having the same rights, privileges and preferences as the Series A First Preference Shares ("equivalent preference shares")) or securities convertible into or exercisable for Series A First Preference Shares (or equivalent preference shares) at a price per share of Series A First Preference Shares (or equivalent preference shares) (in each case, taking account of any conversion or exercise price) less than the current market price (as determined pursuant to Section 11(d)) per Series A First Preference Share on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such date by a fraction, the numerator of which shall be the number of Series A First Preference Shares outstanding on such record date, plus the number of Series A First Preference Shares which the aggregate price (taking account of any conversion or exercise price) of the total number of Series A First Preference Shares (and/or equivalent preference shares) so to be offered would purchase at such current market price and the denominator of which shall be the number of Series A First Preference Shares outstanding on such record date plus the number of additional Series A First Preference Shares (and/or equivalent preference shares) so to be offered. In case such subscription price may be paid by delivery of consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. Such adjustment shall be made successively whenever such a record date is fixed, and if such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

               (c) In case the Company shall fix a record date for the making of a distribution to all holders of Series A First Preference Shares
(including any such distribution made in connection with a consolidation or amalgamation involving the Company) of evidences of indebtedness, equity securities other than Series A First Preference Shares, assets (other than a regular periodic cash dividend out of the earnings or retained earnings of the Company) or rights, options or warrants (excluding those referred to in
Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current market price (as determined pursuant to Section 11(d)) per Series A First Preference Share on such record date, less the value (as determined pursuant to Section 11(d)(iii)) of such evidences of indebtedness, equity securities, assets, rights, options or warrants so to be distributed with respect to one Series A First Preference Share and the denominator of which shall be such current market price per Series A First Preference Share. Such adjustment shall be made successively whenever such a record date is fixed, and if such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

               (d)(i) For the purpose of any computation hereunder other than computations made pursuant to Section 11(a)(iii) or 14, the "current market price" per Common Share on any date shall be deemed to be the average of the daily closing prices per share of such Common Shares for the 30 consecutive Trading Days immediately prior to such date; for purposes of computations made pursuant to Section 11(a)(iii), the "current market price" per Common Share on any date shall be deemed to be the average of the daily closing prices per share of such Common Shares for the 10 consecutive Trading Days immediately following such date; and for purposes of computations made pursuant to Section 14, the "current market price" per Common Share for any Trading Day shall be deemed to be the closing price per Common Share for such Trading Day; provided that if the current market price per share of the Common Shares is determined during a period following the announcement by the issuer of such Common Shares of (A) a dividend or distribution on such Common Shares payable in shares of such Common Shares or securities exercisable for or convertible into shares of such Common Shares (other than the Rights), or (B) any subdivision, consolidation or reclassification of such Common Shares, and prior to the expiration of the requisite 30 Trading Day or 10 Trading Day period, as set forth above, after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, consolidation or reclassification, then, and in each such case, the "current market price" shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Shares are not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if the Common Shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use or, if on any such date the Common Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Shares selected by the Board of Directors of the Company, or, if at the time of such selection there is an Acquiring Person, by a majority of the Continuing Directors. If on any such date no market maker is making a market in the Common Shares, the fair value of such shares on such date as determined in good faith by the Board of Directors of the Company (or, if at the time of such determination there is an Acquiring Person, by a majority of the Continuing Directors) shall be used.
If the Common Shares is not publicly held or not so listed or traded, the "current market price" per share means the fair value per share as determined in good faith by the Board of Directors of the Company, or, if at the time of such determination there is an Acquiring Person, by a majority of the Continuing Directors, or if there are no Continuing Directors, by an internationally recognized investment banking firm selected by the Board of Directors, which determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

             (ii) For the purpose of any computation hereunder, the "current market price" per Series A First Preference Share shall be determined in the same manner as set forth above for the Common Shares in Section 11(d)(i) (other than the last sentence thereof). If the current market price per Series A First Preference Share cannot be determined in such manner, the "current market price" per Series A First Preference Share shall be conclusively deemed to be an amount equal to 100 (as such number may be appropriately adjusted for such events as share subdivisions and consolidations, scrip dividends and recapitalizations with respect to the Common Shares occurring after the date of this Agreement) multiplied by the current market price per Common Share (as determined pursuant to Section 11(d)(i) (other than the last sentence thereof)). If neither the Common Shares nor the Series A First Preference Shares are publicly held or so listed or traded, the "current market price" per share of the Series A First Preference Shares shall be determined in the same manner as set forth in the last sentence of Section 11(d)(i). For all purposes of this Agreement, the "current market price" of one-hundredth of a Series A First Preference Share shall be equal to the "current market price" of one Series A First Preference Share divided by 100.

            (iii) For the purpose of any computation hereunder, the value of any securities or assets other than Common Shares or Series A First Preference Shares shall be the fair value as determined in good faith by the Board of Directors of the Company, or, if at the time of such determination there is an Acquiring Person, by a majority of the Continuing Directors then in office, or, if there are no Continuing Directors, by a nationally recognized investment banking firm selected by the Board of Directors, which determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

               (e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a Common Share or other share or one-millionth of a Series A First Preference Share, as the case may be.

               (f) If at any time, as a result of an adjustment made pursuant to Section 11(a)(ii) or Section 13(a), the holder of any Right shall be entitled to receive upon exercise of such Right any shares of capital stock other than Series A First Preference Shares, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Series A First Preference Shares contained in Section 11(a), (b), (c), (e),
(g), (h), (i), (j), (k) and (m), and the provisions of Sections 7, 9, 10, 13 and 14 with respect to the Series A First Preference Shares shall apply on like terms to any such other shares.

               (g) All Rights originally issued by the Company subsequent to any adjustment made hereunder shall evidence the right to purchase, at the Purchase Price then in effect, the then applicable number of one-hundredths of a Series A First Preference Share and other capital stock of the Company issuable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

               (h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to subscribe, at the adjusted Purchase Price, that number of one-hundredths of a Series A First Preference Share (calculated to the nearest one-millionth) obtained by (i) multiplying (x) the number of one-hundredths of a share for which a Right was exercisable immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

               (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of one-hundredths of a Series A First Preference Share issuable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one-hundredths of a Series A First Preference Share for which such Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to
Section 14, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

               (j) Irrespective of any adjustment or change in the Purchase Price or the number of one-hundredths of a Series A First Preference Share issuable upon the exercise of the Rights, the Right Certificates theretofor and thereafter issued may continue to express the Purchase Price per one-hundredth of a share and the number of shares which were expressed in the initial Right Certificates issued hereunder.

               (k) Before taking any action that would cause an adjustment reducing the Purchase Price multiplied by 100 below the nominal value of a Series A First Preference Share issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid such number of Series A First Preference Shares at such adjusted Purchase Price.

               (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of Series A First Preference Share or other capital stock of the Company, if any, issuable upon such exercise over and above the number of Series A First Preference Shares or other capital stock of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

               (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this
Section 11, as and to the extent that it, in its sole discretion, shall determine to be advisable in order that any consolidation or subdivision of the Series A First Preference Shares, issuance wholly for cash of any Series
A First Preference Shares at less than the current market price, issuance wholly for cash of Series A First Preference Shares or securities which by their terms are convertible into or exercisable for Series A First Preference Shares, scrip dividends or issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to the holders of its Series A First Preference Shares, shall not be taxable to such shareholders.

               (n) The Company covenants and agrees that it will not at any time after the Distribution Date (i) consolidate, amalgamate or otherwise combine under any applicable law with or (ii) sell or otherwise transfer (and/or permit any of its Subsidiaries to sell or otherwise transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries, taken as a whole, to any other Person or Persons if (x) at the time of or immediately after such consolidation, amalgamation, combination or sale there are any rights, warrants or other instruments or securities outstanding or any agreements or arrangements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, amalgamation, combination or sale, the shareholders of a Person who constitutes, or would constitute, the "Principal Party" for the purposes of Section 13 shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.

               (o) The Company covenants and agrees that after the Distribution Date, it will not, except as permitted by Sections 23 and 26, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

               (p) Notwithstanding anything in this Agreement to the contrary, if at any time after the date hereof and prior to the Distribution Date the Company shall (i) pay a dividend on the outstanding Common Shares payable in Common Shares, (ii) subdivide the Common Shares into a larger number of shares or (iii) consolidate the Common Shares into a smaller number of shares, the number of Rights associated with each Common Share then outstanding, or issued or delivered thereafter as contemplated by Section 3(c), shall be proportionately adjusted so that the number of Rights thereafter associated with each Common Share following any such event shall equal the result obtained by multiplying the number of Rights associated with each Common Share immediately prior to such event by a fraction the numerator of which shall be the total number of Common Shares outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of Common Shares outstanding immediately following the occurrence of such event.

               Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Sections 11 and 13, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment,
(b) promptly deliver to the Rights Agent, the registrar of the Company and each transfer agent for the Series A First Preference Shares and the Common Shares a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate (or, if prior to the Distribution Date, to each holder of a certificate representing Common Shares) in the manner set forth in
Section 25. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of such adjustment unless and until it shall have actually received such certificate.

               Section 13. Consolidation, Amalgamation or Sale or Transfer of Assets or Earning Power. (a) If, following the Share Acquisition Date, directly or indirectly,

               (x) the Company shall under any applicable law consolidate with, amalgamate, or otherwise combine with, any other Person, and the Company shall not be the continuing or surviving corporation of such consolidation, amalgamation or combination,

               (y) any Person shall under any applicable law amalgamate or otherwise combine with the Company, and the Company shall be a continuing or surviving corporation of such amalgamation or combination and, in connection with such amalgamation or combination, all or part of the outstanding Common Shares shall be changed into or exchanged for other stock or securities of the Company or any other Person, cash or any other property, or

               (z) the Company and/or one or more of its Subsidiaries shall sell or otherwise transfer, in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries, taken as a whole, to any other Person or Persons, then, and in each such case, proper provision shall promptly be made so that

               (1) each holder of a Right shall thereafter be entitled to receive, upon exercise thereof at the Purchase Price in effect immediately prior to the first occurrence of any Triggering Event, such number of duly authorized, validly issued and fully paid shares of freely tradeable Common Shares of the Principal Party (as hereinafter defined), not subject to any rights of call or first refusal, liens, encumbrances or other claims, as shall be equal to the result obtained by dividing

               (A) the product obtained by multiplying the Purchase Price in effect immediately prior to the first occurrence of any Triggering Event by the number of one one-hundredths of a Series A First Preference Share for which a Right was exercisable immediately prior to such first occurrence (such product being thereafter referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by

               (B) 50% of the current market price (determined pursuant to Section 11(d)(i)) per share of the Common Shares of such Principal Party on the date of consummation of such consolidation, amalgamation, combination, sale or transfer;

               (2) the Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, amalgamation, combination, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement;

               (3) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of
Section 11 shall apply only to such Principal Party following the first occurrence of a Section 13 Event; and

               (4) such Principal Party shall take such steps (including the authorization and reservation of a sufficient number of shares of its Common Shares to permit exercise of all outstanding Rights in accordance with this
Section 13(a)) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the shares of its Common Shares thereafter deliverable upon the exercise of the Rights.

               (b) "Principal Party" means

               (i) in the case of any transaction described in Section 13(a)(x) or (y), the Person that is the issuer of any securities into which Common Shares of the Company are converted in such amalgamation, consolidation or combination, and if no securities are so issued, the Person that survives or results from such amalgamation, consolidation or combination; and

               (ii) in the case of any transaction described in Section 13(a)(z), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions;

provided that in any such case, (A) if the Common Shares of such Person is not at such time and has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Shares of which is and has been so registered, "Principal Party" shall refer to such other Person; and
(B) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Shares of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Shares having the greatest aggregate market value.

               (c) The Company shall not consummate any such consolidation, amalgamation, combination, sale or transfer unless the Principal Party shall have a sufficient number of authorized shares of its Common Shares which are not outstanding or otherwise reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in
Section 13(a) and (b) and providing that, as soon as practicable after the date of any consolidation, amalgamation, combination, sale or transfer mentioned in Section 13(a), the Principal Party, at its own expense, will

               (i) prepare and file a registration statement under the Securities Act with respect to the securities issuable upon exercise of the Rights, and will use its best efforts to cause such registration statement (A) to become effective as soon as practicable after such filing and (B) to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date,

               (ii) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act, and

               (iii) take all such other steps as are required under applicable laws in the United States and in other relevant jurisdictions to enable the exercise in full of the Rights in accordance with this Section 13.

The provisions of this Section 13 shall similarly apply to successive amalgamations, consolidations, combinations, sales or other transfers. If any
Section 13 Event shall occur at any time after the occurrence of a Section 11(a)(ii) Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

               Section 14. Prohibition on issue of Fractional Rights and Fractional Shares. (a) The Company shall not be required to issue fractions of Rights, except prior to the Distribution Date as provided in Section 11(p), or to distribute Right Certificates which evidence fractional Rights. In lieu of any such fractional Rights, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable an amount in cash equal to the same fraction of the current market price of a whole Right. For purposes of this Section 14(a), the current market price of a whole Right shall be the closing price of a Right for the Trading Day immediately prior to the date on which such fractional Rights would otherwise have been issuable. The closing price of a Right for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company, or, if at the time of such selection there is an Acquiring Person, by a majority of the Continuing Directors. If on any such date no such market maker is making a market in the Rights, the current market price of the Rights on such date shall be as determined in good faith by the Board of Directors of the Company, or, if at the time of such determination there is an Acquiring Person, by a majority of the Continuing Directors.

               (b) The Company shall not be required to issue fractions of Series A First Preference Shares upon exercise of the Rights or to distribute certificates which evidence fractional Series A First Preference Shares. In lieu of any such fractional Series A First Preference Shares, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market price of a Series A First Preference Share, as applicable. For purposes of this Section 14(b), the current market price of a Series A First Preference Share shall be the closing price of a Series A First Preference Share (as determined pursuant to Section 11(d)) for the Trading Day immediately prior to the date of such exercise.

               (c) Following the occurrence of any Triggering Event, the Company shall not be required to issue fractions of Common Shares upon exercise of the Rights or to distribute certificates which evidence fractional Common Shares. In lieu of fractional Common Shares, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised or exchanged as herein provided an amount in cash equal to the same fraction of the current market price of a share of Common Shares. For purposes of this Section 14(c), the current market price of a share of Common Shares shall be the closing price of a share of Common Shares (as determined pursuant to Section 11(d)(i)) for the Trading Day immediately prior to the date of such exercise or exchange.

               (d) The holder of a Right by the acceptance or exercise of a Right shall be deemed to have waived his right to receive any fractional Rights or any fractional shares upon exercise of a Right except as permitted by this Section 14.

               Section 15. Rights of Action. All rights of action in respect of the benefit of the Rights evidenced by this Agreement, except the rights of action given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of certificates representing Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of any certificate representing Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of any certificate representing Common Shares), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of, any Person subject to this Agreement.

               Section 16. Agreement of Right Holders. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

               (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Common Shares;

               (b) after the Distribution Date, the Right Certificates are transferable only on the record books of the Rights Agent if surrendered at the principal office or offices of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed;

               (c) subject to Sections 6 and 7, the Company and the Rights Agent may deem and treat the Person in whose name a Right Certificate (or, prior to the Distribution Date, a certificate representing Common Shares) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right
Certificate or the certificate representing Common Shares made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of Section 7(d), shall be affected by any notice to the contrary; and

               (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or of a beneficial interest in a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of such obligation; provided that the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

               Section 17. Right Certificate Holder Not Deemed a Shareholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the shares of capital stock which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 24), or to receive dividends or subscription rights, or otherwise, unless and until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

               Section 18. Concerning the Rights Agent. (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the execution and/or administration of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement or the exercise or performance of its duties hereunder, including the costs and expenses of defending against any claim of liability. The indemnity provided for herein shall survive the expiration of the Rights and the termination of the Agreement.

               (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with the administration of this Agreement or the exercise or performance of its duties hereunder in reliance upon any Right Certificate or certificate for Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, instruction, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

               Section 19. Merger or Consolidation or Change of Name of Rights Agent. (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust or stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

               (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

               Section 20. Duties of Rights Agent. The Rights Agent undertakes only those duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

               (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

               (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any "Acquiring Person" and the determination of "current market price") be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any Director or the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken, suffered or omitted in good faith by it under the provisions of this Agreement in reliance upon such certificate.

               (c) The Rights Agent shall be liable hereunder only for its own negligence, bad faith or willful misconduct.

               (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

               (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 7(d)) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Sections 3, 11, 13 or 23, or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual receipt of the certificate described in Section 12 hereof with respect to such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Shares or Series A First Preference Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Common Shares or Series A First Preference Shares will, when issued, be duly authorized, validly issued and fully paid.

               (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of its obligations under the provisions of this Agreement.

               (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any Director or the Secretary or any Assistant Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken, suffered or omitted to be taken by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Agreement and the date on or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall receive written instructions in response to such application specifying the action to be taken or omitted.

               (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.

               (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or to any holders of Rights resulting from any such act, default, neglect or misconduct, provided that reasonable care was exercised in the selection and continued employment thereof.

               (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

               (k) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election, as the cases may be, has either not been completed or indicates an affirmative response to clause 1 or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

               Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company, the registrar of the Company and to each transfer agent of the Common Shares and Series A First Preference Shares by registered or certified mail, and, subsequent to the Distribution Date, to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, to the registrar of the Company and to each transfer agent of the Common Shares and Series A First Preference Shares by registered or certified mail, and, subsequent to the Distribution Date, to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent, with the registrar of the Company and each transfer agent of the Common Shares and the Series A First Preference Shares, and, subsequent to the Distribution Date, mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

               Section 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares of stock issuable upon exercise of the Rights made in accordance with the provisions of this Agreement.

               Section 23.  Redemption.   (a)  The Board of Directors of the
Company may, at its option, at any time prior to the earlier of (x) the close of business on the tenth day following the Share Acquisition Date (or such later date as a majority of the Continuing Directors may designate prior to such time as the Rights are no longer redeemable) and (y) the Final Expiration Date, redeem all but not less than all of the then outstanding Rights at a redemption price of $.01 per Right as appropriately adjusted to reflect any share subdivision or consolidation, dividend of shares or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"); provided that, if the Board of Directors of the Company authorizes redemption of the Rights in either of the circumstances set forth in clauses (x) or (y) below then there must be Continuing Directors in office and such authorization shall require the concurrence of a majority of the Continuing Directors: (x) such authorization occurs on or after the Share Acquisition Date or (y) such authorization occurs on or after the date of a change (resulting from a proxy or consent solicitation) in a majority of the directors of the Company in office at the commencement of such solicitation if any Person who is a participant in such solicitation has stated (or if upon the commencement of such solicitation a majority of the directors of the Company has determined in good faith) that such Person (or any of its Affiliates or Associates) intends to take, or may consider taking, any action which would result in such Person becoming an Acquiring Person or which would cause the occurrence of a Triggering Event. Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Section 11(a)(ii) Event until such time as the Company's right of redemption hereunder has expired, as the same may be extended pursuant to the terms of this Agreement.

               (b) In deciding whether or not to exercise the Company's right of redemption hereunder, the directors of the Company shall act in good faith, in a manner they reasonably believe to be in the best interests of the Company and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances, and they may consider the long-term and short-term effects of any action upon employees, customers and creditors of the Company and upon communities in which offices or other establishments of the Company are located, and all other pertinent factors.

               (c) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right held. Immediately following such action of the Board of Directors, evidence of such action shall be delivered to the Rights Agent. Within 10 days after the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to the Rights Agent and to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the share register of the Company for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed duly given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or other than in connection with the redemption, acquisition or purchase of Common Shares prior to the Distribution Date.

               Section 24. Notice of Proposed Actions. (a) In case the Company shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of Series A First Preference Shares or to make any other distribution to the holders of Series A First Preference Shares (other than a regular quarterly cash dividend out of earnings or retained earnings of the Company), or (ii) to offer to the holders of its Series A First Preference Shares rights or warrants to subscribe for any additional Series A First Preference Shares or shares of stock of any class or any other securities, rights or options, or (iii) to effect any reclassification of its Series A First Preference Shares (other than a reclassification involving only the subdivision or consolidation of Series A First Preference Shares) or (iv) to effect under any applicable law any consolidation or amalgamation with any other Person, or to effect and/or to permit one or more of its Subsidiaries to effect any sale or other transfer, in one transaction or a series of related transactions, of assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries, taken as a whole, to any other Person or Persons, or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Right, to the extent feasible and in accordance with Section 25, a notice of such proposed action, which shall specify the record date for the purposes of any such dividend, distribution or offering of rights or warrants, or the date on which any such reclassification, consolidation, amalgamation, sale, transfer, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of Series A First Preference Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 20 days prior to the record date for determining holders of the Series A First Preference Shares entitled to participate in such dividend, distribution or offering, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Series A First Preference Shares, whichever shall be the earlier. The Company shall deliver a certificate to the Rights Agent to this effect as well. The failure to give notice required by this Section or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.

               (b) Notwithstanding anything in this Agreement to the contrary, prior to the Distribution Date a public filing by the Company with the United States Securities and Exchange Commission and, provided that any class of the Company's securities is listed thereon, the London Stock Exchange shall constitute sufficient notice to the holders of securities of the Company, including the Rights, for purposes of this Agreement and no other notice need be given to such holders.

               (c)  If a Triggering Event shall occur, then, in any such case,
(1) the Company shall as soon as practicable thereafter give to the Rights Agent and each holder of a Right, in accordance with Section 25, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) or 13, as the case may be, and (2) all references in Section 24(a) to Series A First Preference Shares shall be deemed thereafter to refer to Common Shares or other capital stock, as the case may be.

               Section 25. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right to or on the Company shall be sufficiently given or made if sent by first-class mail (postage prepaid) to the registered office of the Company or such other address as the Company shall specify in writing to the Rights Agent. Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail (postage prepaid) to the address of the Rights Agent indicated on the signature page hereof or such other address as the Rights Agent shall specify in writing to the Company. Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate (or, prior to the Distribution Date, to the holder of any certificate representing Common Shares) shall be sufficiently given or made if sent by first-class mail (postage prepaid) to the address of such holder shown on the share register of the Company.

               Section 26. Supplements, Deletions and Amendments. Prior to the Distribution Date, the Company and the Rights Agent shall, if the Company so directs, supplement, remove or amend any provision of this Agreement without the approval of any holders of Rights. From and after the Distribution Date, the Company and the Rights Agent shall, if the Company so directs, supplement, remove or amend this Agreement without the approval of any holders of Rights in order (a) to cure any ambiguity, (b) to correct, remove or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein or (c) to change, remove or supplement the provisions hereof in any manner which the Company may deem necessary or desirable and which, in the opinion of the Company, shall not adversely affect the interests of the holders of Rights (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person). Notwithstanding the foregoing, after any Person has become an Acquiring Person, any supplement, deletion or amendment shall be effective only if there are Continuing Directors then in office, and such supplement, deletion or amendment shall have been approved by a majority of such Continuing Directors. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement, deletion or amendment is in compliance with the terms of this Section, the Rights Agent shall execute such supplement, deletion or amendment. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Shares.

               Section 27. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

               Section 28. Determinations and Actions by the Board of Directors, etc. For all purposes of this Agreement, any calculation of the number of Common Shares outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Shares of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) under the Exchange
Act as in effect on the date of this Agreement. The Board of Directors of the Company (or, after any Person has become an Acquiring Person, a majority of the Continuing Directors) shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including the right and power to (i) interpret the provisions of this Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not to redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board (or, after any Person has become an Acquiring Person, by the Continuing Directors) in good faith shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board of Directors of the Company or the Continuing Directors to any liability to the holders of the Rights.

               Section 29. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the certificates representing the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the certificates representing the Common Shares).

               Section 30. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided that, notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Company (or, after any Person has become an Acquiring Person, a majority of the Continuing Directors) determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, and if the right of redemption set forth in Section 23 hereof shall at that time not be capable of exercise pursuant to the terms thereof, such right of redemption shall be reinstated and shall not expire until the close of business on the tenth day following the date of such determination by the Board of Directors or a majority of the Continuing Directors, as the case may be.

               Section 31. Governing Law. This Agreement ,each Right and each Right Certificate issued hereunder shall be governed by and construed in accordance with the laws of Bermuda.

               Section 32. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

               Section 33. Descriptive Headings. The captions herein are included for convenience of reference only, do not constitute a part of this Agreement and shall be ignored in the construction and interpretation hereof.

               IN WITNESS WHEREOF, this Agreement has been duly executed as a deed by the parties hereto as of the day and year first above written.


                                       ADT LIMITED


THE COMMON SEAL            )           By: __________________________
OF ADT LIMITED             )           Name:
was affixed to this deed   )           Title: Director
in the presence of:        )
                                       By: __________________________
                                       Name:
                                       Title: Director



                                       CITIBANK, N.A.


                                       By:  _________________________
                                       Name:
                                       Title:


                                       111 Wall Street
                                       New York, NY 10043
                                       Attention: Nancy Ward



                                                               Exhibit A


                     APPENDIX A TO BYE-LAWS OF ADT LIMITED


                           EXTRACT FROM MINUTES OF A
               MEETING OF THE BOARD OF DIRECTORS OF ADT LIMITED
                           HELD ON NOVEMBER 4, 1996
                      relating to creation of a series of
                            FIRST PREFERENCE SHARES
                  (as defined in the Bye-Laws of the Company)


IT IS HEREBY CERTIFIED that the following constitutes an extract from the minutes of a meeting of the Board of Directors of ADT Limited, held on November 4, 1996, and annexed as an appendix to the Bye-laws of ADT Limited.

"IT WAS RESOLVED THAT, subject to the powers of the directors of the Company or any duly authorised committee of the board of directors of the Company to revoke this resolution or in any way amend the rights and restrictions attached to the Series A First Preference Shares by this resolution at any time before the allotment of any such shares:

(1) 2,500,000 of the First Preference Shares be and are hereby designated as Series A First Preference Shares of US$1 each and shall have attached to them the rights and shall be subject to the restrictions set out in Exhibit A and Exhibit A shall be attached to these minutes for the purpose of recording the same in these minutes; and

(2) in accordance with paragraph 9(2)(iii) of the schedule to the bye-laws of the Company, a copy of Exhibit A be annexed as an appendix to the bye-laws of the Company.

The rights attaching to the Series A First Preference Shares shall be as follows:-

Section 1.  As regards income.

               (A) A holder of a Series A First Preference Share shall be entitled to receive, when, as and if declared by the Directors out of funds legally available for the purpose, quarterly dividends payable on March 31, June 30, September 30 and December 31 of each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issue of any Series A First Preference Share, in an amount per share (rounded to the nearest cent) equal to the greater of (a) US$1.00 and (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate amount or value of all cash dividends or other distributions and 100 times the aggregate amount or value of all non-cash dividends or other distributions (other than (i) a dividend payable in Common Shares or (ii) a subdivision of the Common Shares (by reclassification or otherwise)), declared on each Common Share since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issue of any Series A First Preference Share. If the Company shall at any time after November 4, 1996 (the "Rights Date") pay any dividend on Common Shares payable in Common Shares or effect a subdivision or consolidation of the Common Shares (by reclassification or otherwise) into a greater or lesser number of Common Shares, then in each such case the amount to which a holder of a Series A First Preference Share was entitled immediately prior to such event under (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Common Shares in issue immediately after such event and the denominator of which is the number of Common Shares that were in issue immediately prior to such event.

               (B) The Company shall declare a dividend or distribution on the Series A First Preference Shares as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Shares (other than as described in (i) and (ii) of the first sentence of paragraph
(A) above); provided that if no dividend or distribution shall have been declared on the Common Shares during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date (or, with respect to the first Quarterly Dividend Payment Date, the period between the first issue of any Series A First Preference Share and such first Quarterly Dividend Payment Date), a dividend of US$1.00 per share on each Series A First Preference Share shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

               (C) Dividends shall begin to accrue and be cumulative on a Series A First Preference Share from the Quarterly Dividend Payment Date next preceding the date of issue of such Series A First Preference Share, unless the date of issue of such share is on or before the record date for the first Quarterly Dividend Payment Date, in which case dividends on such share shall begin to accrue and be cumulative from the date of issue of such share, or unless the date of issue is a date after the record date for the determination of holders of Series A First Preference Shares entitled to receive a quarterly dividend and on or before such Quarterly Dividend Payment Date, in which case dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest.
Dividends paid on a Series A First Preference Share in an amount less than the total amount of such dividends at the time accrued and payable on such share shall be allocated pro rata among all such shares at the time in issue. The Directors may fix a record date for the determination of holders of Series A First Preference Shares entitled to receive payment of a dividend or distribution declared thereon, which record date shall not be more than 60 days prior to the date fixed for the payment thereof.

Section 2. As regards capital. Upon any liquidation, dissolution or winding up of the Company, no distribution shall be made (1) to the holders of shares ranking in order of priority after (either as regards income or capital) the Series A First Preference Shares unless, prior thereto, the holders of Series A First Preference Shares shall have received US$1.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment; provided that the holders of shares of Series A First Preference Shares shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Shares, or (2) to the holders of shares ranking in order of priority pari passu with the Series A First Preference Shares (either as regards income or capital), except distributions made rateably on the Series A First Preference Shares and all such other shares ranking in order of priority pari passu with the Series A First Preference Shares in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. If the Company shall at any time after the Rights Date pay any dividend on Common Shares payable in Common Shares or effect a subdivision or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a greater or lesser number of Common Shares, then in each such case the aggregate amount to which holders of shares of Series A First Preference Shares were entitled immediately prior to such event under the proviso in (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

Section 3. As regards voting. Subject to and in accordance with the provisions of the Companies Acts and the Bye-laws of the Company (in particular, without limitation, paragraph (7) of the Schedule to the Bye-laws of the Company) at any meeting of the Company each holder of a Series A First Preference Share present in person shall be entitled to one vote on any question to be decided on a show of hands and each such holder present in person or by proxy shall be entitled on a poll to one vote for each Series A Preference Share held by him.

Section 4. As to conversion. The Series A First Preference Shares shall not be convertible into all or any other shares or securities of the Company.

Section 5. As to redemption. The Series A First Preference Shares shall not be redeemable.

Section 6.  Certain restrictions.

               (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A First Preference Shares as provided in
Section 1 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on issued Series A First Preference Shares shall have been paid in full, the Company shall not:

               (i) declare or pay dividends on, or make any other distributions on, any shares ranking in order of priority after the Series A First Preference Shares (either as regards income or capital);

               (ii) declare or pay dividends on, or make any other distributions on, any shares ranking in order of priority pari passu with the Series A First Preference Shares (either as regards income or capital), except dividends paid rateably on the Series A First Preference Shares and all such other shares ranking pari passu with them on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

               (iii) redeem, purchase or otherwise acquire for value any shares ranking in order of priority after the Series A First Preference Shares (either as regards income or capital) to the Series A First Preference Shares; provided that the Company may at any time redeem, purchase or otherwise acquire shares ranking in order of priority after the Series A First Preference Shares in exchange for shares of the Company ranking in order of priority after the Series A First Preference Shares (either as regards income or capital); or

               (iv) purchase or otherwise acquire for value any Series A First Preference Shares, or any shares ranking pari passu with the Series A First Preference Shares (either as regards income or capital), except in accordance with a purchase offer made in writing or by publication (as determined by the Directors) to all holders of Series A First Preference Shares and all such other shares ranking pari passu upon such terms as the Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective classes and series, shall determine in good faith will result in fair and equitable treatment among the respective classes or series.

               (B) The Company shall not enter into any consolidation, amalgamation, combination or other transaction under any applicable law in which the Common Shares are exchanged for or changed into other shares or securities, cash or any other property, unless in any such case the Series A First Preference Shares shall at the same time be similarly exchanged for or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of shares, securities, cash or any other property, as the case may be, into which or for which each Common Share is changed or exchanged. If the Company shall at any time after the Rights Date pay any dividend on Common Shares payable in Common Shares or effect a subdivision or consolidation of the Common Shares (by reclassification or otherwise) into a greater or lesser number of Common Shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A First Preference Shares shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Common Shares in issue immediately after such event and the denominator of which is the number of Common Shares that were in issue immediately prior to such event.

Section 7.  Other rights

         (A) Any Series A First Preference Share purchased or otherwise acquired by the Company in any manner whatsoever shall be cancelled on acquisition thereof.

         (B) The Series A First Preference Shares shall rank in order of priority (as regards income and capital) after all other classes and series of the Company's preference shares from time to time except any class or series that expressly provides that such class or series shall rank in order of priority after the Series A First Preference Shares. The rights conferred upon the holders of Series A First Preference Shares shall not be deemed to be varied by the creation or issue of further shares ranking in order of priority before, pari passu with or after the Series A First Preference Shares.


Terms defined in the Bye-Laws (including the Schedule) of the Company shall have the same meanings in this resolution of the Directors attached as an Appendix to the Bye-Laws."

IN WITNESS WHEREOF, I have executed and subscribed this

extract this_______day of___________________1996


_________________________
John D. Campbell
Secretary




                                                         Exhibit B



                          [Form of Right Certificate]


No. R-                                          ____________Rights


NOT EXERCISABLE AFTER THE EARLIER OF NOVEMBER 14, 2005 AND THE DATE ON WHICH THE RIGHTS EVIDENCED HEREBY ARE REDEEMED BY THE COMPANY AS SET FORTH IN THE RIGHTS AGREEMENT. AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS ISSUED TO, OR HELD BY, ANY PERSON WHO IS, WAS OR BECOMES AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT), WHETHER CURRENTLY HELD BY OR ON BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT HOLDER, MAY BE NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHT CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR AN ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BE OR MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(d) OF THE RIGHTS AGREEMENT.](2) THE RIGHTS SHALL NOT BE EXERCISABLE FOR SECURITIES IN ANY JURISDICTION IF THE REQUISITE QUALIFICATION IN SUCH JURISDICTION SHALL NOT HAVE BEEN OBTAINED, SUCH EXERCISE THEREFOR SHALL NOT BE PERMITTED UNDER APPLICABLE LAW OR A REGISTRATION STATEMENT IN RESPECT OF SUCH SECURITIES SHALL NOT HAVE BEEN DECLARED EFFECTIVE.

------------
(2) If applicable, insert this portion of the legend and delete the preceding sentence.


                               RIGHT CERTIFICATE

                                  ADT LIMITED


               This Right Certificate certifies that ______________________, or registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the holder (upon the terms and subject to the conditions set forth in the Rights Agreement dated as of November 6, 1996 (the "Rights Agreement") between ADT Limited, a Bermuda company limited by shares (the "Company"), and Citibank, N.A. (the "Rights Agent")) to subscribe, at any time after the Distribution Date and prior to the Expiration Date, for fully paid Series A First Preference Shares (the "Series A First Preference Shares") of the Company at a price calculated at the rate of $90 per one-hundredth of a share (the "Purchase Price"), payable in lawful money of the United States of America, upon surrender of this Right Certificate, with the form of election and related certificate duly executed, and payment of the Purchase Price at an office of the Rights Agent designated for such purpose.

               Terms used herein and not otherwise defined herein have the meanings assigned to them in the Rights Agreement.

               The number of Rights evidenced by this Right Certificate (and the number and kind of shares issuable upon exercise of each Right) and the Purchase Price set forth above are as of November 15, 1996, and may have been or in the future be adjusted as a result of the occurrence of certain events, as more fully provided in the Rights Agreement.

               Upon the occurrence of a Section 11(a)(ii) Event, if the Rights evidenced by this Right Certificate are beneficially owned by (a) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (b) a transferee of an Acquiring Person (or any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (c) under certain circumstances specified in the Rights Agreement, a transferee of an Acquiring Person (or any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such, such Rights shall become null and void, and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

               This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement.

               Upon surrender at the principal office or offices of the Rights Agent designated for such purpose and subject to the terms and conditions set forth in the Rights Agreement, any Rights Certificate or Certificates may be transferred or exchanged for another Rights Certificate or Certificates evidencing a like number of Rights as the Rights Certificate or Certificates surrendered.

             Subject to the provisions of the Rights Agreement, the Board of Directors of the Company may, at its option, at any time prior to the earlier of (i) the close of business on the tenth day after the Share Acquisition Date (or such later date as a majority of the Continuing Directors may designate prior to such time as the Rights are no longer redeemable) and (ii) the Final Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of US$.01 per Right.

               No fractions of a Series A First Preference Shares will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Rights Agreement. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Certificates for the number of whole Rights not exercised.

               No holder of this Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose to be the holder of the shares which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

               This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent in accordance with the Rights Agreement.



               IN WITNESS WHEREOF, this instrument has been duly executed as a deed by the parties hereto as of the day and year set out below.


Dated as of ________________, _____

                                             ADT LIMITED


THE COMMON SEAL            )                 By: __________________________
OF ADT LIMITED             )                 Name:
was affixed to this deed   )                 Title: Director
in the presence of:        )
                                             By: __________________________
                                             Name:
                                             Title: Director

Countersigned:

                                             CITIBANK, N.A.


                                             By:  _________________________
                                             Name:
                                             Title:

                                             111 Wall Street
                                             New York, NY 10043
                                             Attention: Nancy Ward


                   Form of Reverse Side of Right Certificate


                              FORM OF ASSIGNMENT


                   (To be executed if the registered holder
                  desires to transfer the Right Certificate.)


FOR VALUE RECEIVED _______________________________________

hereby sells, assigns and transfers unto _________________

__________________________________________________________
           (Please print name and address of transferee)

__________________________________________________________

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ______________________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:  _____________________, 19__

                                       ___________________________
                                       Signature

Signature Guaranteed:



                                  Certificate



               The undersigned hereby certifies by checking the appropriate boxes that:

               (1) the Rights evidenced by this Right Certificate ___are ___are not being assigned by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement);

               (2) after due inquiry and to the best knowledge of the undersigned, it ___did ___did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.



Dated: __________, 19 __     ________________________
                                        Signature




                                  __________

               The signatures to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                  __________




                               FORM OF ELECTION


         (To be executed if the registered holder desires to exercise
                 Rights represented by the Right Certificate.)

To: ADT Limited

               The undersigned hereby irrevocably elects to exercise ____________ Rights represented by this Right Certificate to subscribe for Series A First Preference Shares issuable upon the exercise of the Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that such securities be issued in the name of and certificates for such securities be delivered to:

Please insert social security
or other identifying number (if any)

__________________________________________________________
                   (Please print name and address)

___________________________________________________________

               If such number of Rights shall not be all the Rights evidenced by this Right Certificate, the undersigned requests that a new Right Certificate for the balance of such Rights be issued in the name of and delivered to:

Please insert social security
or other identifying number (if any)

___________________________________________________________
                     (Please print name and address)

___________________________________________________________

Dated:  ________________, 19__

                                       ___________________________
                                       Signature

Signature Guaranteed:



                                  Certificate



               The undersigned hereby certifies by checking the appropriate boxes that:

               (1) the Rights evidenced by this Right Certificate ___are ___are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement);

               (2) after due inquiry and to the best knowledge of the undersigned, it ___did ___did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: __________, 19 __     ________________________
                                        Signature


                                  __________

               The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                  __________